Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221432) and Form S-8 (Nos. 333-226152, 333-220833, 333-213363, 333-206041, 333-201551, 333-153535 and 333-127770) of Viveve Medical, Inc. of our reports dated March 14, 2019 relating to the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/  BPM LLP

San Jose, California

March 14, 2019